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                                  EXHIBIT 10.39
                 EMPLOYMENT AGREEMENT, DATED FEBRUARY 10, 1997,
                    BETWEEN THE COMPANY AND PATRICK VERDERICO


                                    AGREEMENT


         This agreement is made between Patrick Verderico on behalf of himself alone, and AG Associates, Inc., on behalf of itself, its parent companies, affiliated companies, subsidiaries, and divisions, and the present and former owners, directors, officers, employees, and agents of any of them ("AG").

1. AG agrees to employ Verderico, and Verderico agrees to be employed by AG, in the position of Vice President, Finance and Chief Financial Officer on a temporary basis. In the capacity of acting Vice President, Finance and Chief Financial Officer, Verderico shall have those duties and responsibilities, and that authority, set forth in Attachment A to this Agreement, which is attached hereto and incorporated herein by reference.

2. This Agreement is effective February 10, 1997, and shall remain effective to and including March 28, 1997, unless sooner terminated by either party. Both parties have the unrestricted right to terminate this Agreement at any time, with or without cause upon ten (10) days written notice to the other party.

3. During the term of this Agreement, Verderico agrees that he shall devote his full time, attention and efforts to AG and its interests, and shall not be employed in any capacity by any other person or entity without the express written consent of AG.

4. AG agrees to pay Verderico the gross sum of Twenty-six Thousand Two Hundred Fifty Dollars ($26,250) over the term of this Agreement, minus all applicable federal, state, and local deductions. Said amount shall be paid in semi-monthly installments pursuant to AG's normal payroll practices. In the event this Agreement is terminated for any reason prior to March 28, 1997, Verderico shall be owed, and AG shall pay Verderico, only the pro-rata portion of the contract amount earned as of the date of termination.

5. AG will recommend to the Company's Board of Directors that Verderico be granted the opportunity to purchase up to five thousand (5,000) shares of the Company's Common Stock under our current Stock Option Plan, in the event he remains employed to and including March 28, 1997. If granted by the Board in its sole discretion, said option shall vest in its entirety on February 10, 1998, and must be exercised in accordance with the AG Associates 1993 Stock Option Plan.

6. In the event of any change in control of AG on or before February 10, 1998, the options set forth in paragraph 5 shall vest immediately on the effective date of the change in control. A "change in control" is defined as any person or entity not currently holding at least a fifty-one percent (51%) interest in AG obtaining at least a fifty-one percent (51%) interest.




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7. Verderico agrees that he shall not participate in or be entitled to participate in any employee benefit, including any pension, retirement, or savings plan, any form of health insurance, disability insurance, income insurance, or any other benefit, and that the sole and exclusive consideration owed Verderico under this Agreement is the compensation set forth in paragraph 4, and stock options set forth in paragraph 5, above.

8. Verderico shall be covered by AG's Directors and Officers Liability Insurance Policy in accordance with the terms and condition of said policy, a copy of which shall be made available for examination by Verderico upon Verderico's request.

9. AG agrees to indemnify Verderico in accordance with the terms and conditions of the AG ASSOCIATES, INC. INDEMNIFICATION AGREEMENT executed between the parties, a true and correct copy of which is attached hereto and incorporated herein by reference as Attachment B.

10. The parties agree that in the event of any dispute between them arising out of or connected with this Agreement, or otherwise arising out of or connected in any way with Verderico's employment, compensation, or termination of employment, the sole and exclusive remedy for such dispute shall be final and binding arbitration pursuant to the labor arbitration rules of the American Arbitration Association conducted in Santa Clara County, California.

11. THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THIS ENTIRE AGREEMENT. THE PARTIES AGREE THAT THEY HAVE HAD ADEQUATE OPPORTUNITY TO CONSULT WITH COUNSEL PRIOR TO SIGNING THIS AGREEMENT. THE PARTIES AGREE THAT THE ONLY REPRESENTATIONS REGARDING THIS AGREEMENT, OR TO INDUCE ANY PARTY TO SIGN THIS AGREEMENT, ARE CONTAINED IN THIS AGREEMENT. THE PARTIES SIGN THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.



DATED:  February 10, 1997
                                ---------------------------------------------
                                              Patrick Verderico




                                AG ASSOCIATES, INC.



DATED:  February 10, 1997       By
                                ---------------------------------------------
                                   Arnon Gat, Chief Executive Officer





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                                                                    ATTACHMENT A
                                                     Patrick Verderico Agreement
                                                               February 10, 1997


    - The CFO is expected to be a key contributor to the global business activities such as strategic and business planning, the formulation and execution of general business and quality management efforts, business and management reviews including presentations to the Board of Directors, and the continued development of AG Associates' presence in the financial community.

    - The CFO is responsible for all aspects of the accounting, finance, treasury, and related administrative functions. These include the following:

Accounting and Control -- Develop and apply sound accounting principles and financial controls which will lead to providing timely and accurate financial statements. Of particular importance is the development of financial reporting that provides quality information to the functional management of the Company. The financial information needs to meet the requirements for reporting to various governmental agencies and investor groups, and meet the requirements for acceptability by Certified Public Accountants auditing the Company. Cost accounting is an area of particular visibility and working with Operations to develop accurate cost identification and analysis along with efficient inventory management will be an important task. This aspect of the position includes the management of the Audit function and the CPA relationship.

Financial Planning and Analysis -- Review the financial planning and budgeting framework, and lead the yearly budget planning process within the Company, as well as arrange for a regular analysis of budget-to-actual performance within a relevant departmental review process. This also will include the development of a range of analytical tools and reports to support business decision making within the Company, again with the emphasis on team solutions. Of particular importance here is the enhancement of the business decision-making process within the Company through visibility into financial ramifications and proactive work with management to help achieve objectives.

Treasury -- Continue to develop and implement efficient cash management strategies as well as the operational aspects of cash forecasting and monitoring. In addition, the CFO is responsible for negotiating and securing favorable Company credit lines and banking relationships, and for insuring covenant compliance. You will provide leadership on all Company financing initiatives. This could include international financing to support offshore activities as well.

Management Information Systems -- Identify and implement Company-wide information systems appropriate to support the future growth of the business. Of particular importance is the optimization of system linkages to provide a highly integrated approach to management, thus insuring the timely and accurate information for analysis and business decision making.

Legal -- Interface with legal counsel and assume responsibility for all legal issues, with the exception of labor/human resource-related issues, including patents, litigation, contracts, etc., with a focus on successful and cost effective results.



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External Relationships -- The CFO's involvement in the Company's external relationships will be critical to the growth and development of our business. You will be responsible for leading many aspects of these activities as a knowledgeable and capable spokesperson for the business and a full participant in various outside financial and business relationships for the Company. These relationships include dealing with governmental agencies; bank and other debt sources; equity investors; the financial community in the larger context -- Wall Street, investment banks, technical analysts; customers, vendors, joint venture partners; Certified Public Accounting firms; and legal and contractual parties. Your leadership or active participation in contractual negotiations such as licenses and joint ventures are a critical element of this position, as the Company needs to have all its senior executives take a highly contributory role in the growth of the business.